UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2023 (September 11, 2023)

WILLSCOT MOBILE MINI HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3420194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4646 E. Van Buren St., Suite 400
Phoenix, Arizona 85008

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 11, 2023, Williams Scotsman, Inc., a Maryland corporation (“WSI”) and indirect subsidiary of WillScot Mobile Mini Holdings Corp., a Delaware corporation (the “Company”), and certain of the Company’s direct and indirect subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC (“JPM”), as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which WSI agreed to issue and sell $500 million in aggregate principal amount of WSI’s 7.375% Senior Secured Notes due 2031 (the “Notes”). The Notes will be WSI’s general second lien senior secured obligations, guaranteed on a senior secured basis by each of WSI’s direct and indirect domestic subsidiaries that guarantees WSI’s obligations under the existing ABL credit facility and WSI’s direct parent, Williams Scotsman Holdings Corp. WSI expects to receive net proceeds of the issuance and sale of the Notes (the “Offering”) of $494 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the WSI and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company and the Guarantors have also agreed not to offer or sell certain debt securities for a period of 60 days after September 11, 2023, without the prior consent of JPM.

The Notes will not be registered under the Securities Act. The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events

On September 11, 2023, the Company issued a press release announcing the launch of the Offering and a press release announcing the pricing of the Offering. Copies of each such press release are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Neither this Current Report on Form 8-K nor the press releases shall constitute an offer to sell or the solicitation of offers to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of September 11, 2023, by and among the Company, the Guarantors and J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein.
99.1	Press Release, dated September 11, 2023
99.2	Press Release, dated September 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Mobile Mini Holdings Corp.

Date: September 12, 2023	By:	/s/ Hezron T. Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG